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                 CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

  As independent chartered accountants, we hereby consent to the incorporation of our report dated September 13, 1996 as to which the date of Consent is October 25, 1996, included in this Form 10-K, into the Discreet Logic Inc.'s previously filed Registration Statement on Form S-8, File No. 39-97400.

                                                      /s/ Arthur Andersen & CIE

                                                           Montreal, Canada
                                                           October 25, 1996

                                                      ARTHUR ANDERSEN & CIE
                                                      CHARTERED ACCOUNTANTS